EXHIBIT 99.1

PREIT Makes Meaningful Progress on Key Balance Sheet Improvement Initiatives, Securing Extension of Woodland Mall Mortgage and Unappealable Approval on Multi-Family Development at Moorestown Mall

Successful 2019 redevelopment of Woodland Mall supports valuation; Secured tax incentive for Moorestown Mall lays groundwork for next phase of development

PHILADELPHIA, DECEMBER 15, 2021 – PREIT (NYSE: PEI), a leading real estate investment trust focused on creating thoughtful, community-centric properties, today announced that it has met the criteria to extend the mortgage loan secured by Woodland Mall and has secured unappealable approval on our multi-family land at Moorestown Mall. These two key steps underscore the embedded value underlying PREIT’s portfolio of irreplaceable assets and the Company’s ongoing efforts to continue to evolve its properties as one-stop destinations for consumers.

Woodland Mall

The extension at Woodland Mall serves as a prime example of PREIT’s redevelopment achievements. In 2019, PREIT completed its redevelopment of Woodland Mall by bringing in top-quality tenants Von Maur, Urban Outfitters, Sephora, local high-quality salon, Tricho, a new prototype Williams-Sonoma, REI, Black Rock Bar & Grill and Michigan’s second Cheesecake Factory. These tenants joined other top brands including: Apple, Pottery Barn and Lush. Looking ahead, Woodland Mall is expected to house the portfolio’s first Rose & Remington, Lovisa and Offline by aerie. In 2022, Phoenix Theatres plans to bring the moviegoing experience back to the property in a renovated, top-tier offering.

“Achieving significant valuation improvement and cap rate compression compared to this time last year has allowed us to extend a key maturity on a strong property that is gaining momentum following our strategic redevelopment,” said Joseph F. Coradino, Chairman & CEO of PREIT. “As we look ahead, the improved valuation paints an encouraging picture for our ability to create value for our stakeholders.”

Moorestown Mall

With the latest approval, Moorestown Mall can take its next step on the multi-family land, following approval of a tax incentive that is required for closing (“PILOT”). Executing on multi-family land sales represent a key step for the Company on multiple fronts. First, they help to create thoughtful spaces that enhance the property and surrounding community while supporting a more sustainable future. They are also critical to PREIT’s capital-raising efforts, transforming underutilized asphalt into value-enhancing real estate.

“Among other capital-raising initiatives, the PREIT team is keenly focused on executing our multi-family land sales to reduce leverage and our interest burden,” Coradino said. “As the addition of apartments and hotels extends across our portfolio of properties, our growing customer base will deliver new benefits and value to our existing tenants and communities.”

Moorestown Mall represents the differentiated thinking that PREIT believes is necessary needed to create value. The planned multi-family and hotel additions paired with the addition of a Cooper University Health Care facility bolster the existing dynamic mix of tenants at the property. Including traditional and value retail, dining, entertainment and fitness, Moorestown Mall exemplifies PREIT’s five core areas of future growth.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT’s robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks, uncertainties and changes in circumstances that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our other filings with the Securities and Exchange Commission. While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the effectiveness of strategies we may employ to address our liquidity and capital resources in the future, our ability to achieve our forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce our indebtedness; our ability to manage our business through the impacts of the COVID-19 pandemic, a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. Additionally, our business might be materially and adversely affected by changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants; current economic conditions, including consumer confidence and spending levels and supply chain challenges and the impact of the COVID-19 pandemic and the public health and governmental response as well as the corresponding effects on tenant business performance, prospects, solvency and leasing decisions; our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; our ability to maintain and increase property occupancy, sales and rental rates; increases in operating costs that cannot be passed on to tenants; the effects of online shopping and other uses of technology on our retail tenants; risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates; social unrest and acts of vandalism and violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; the frequency, severity and impact of extreme weather events at or near our properties; our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek; our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio and our ability to remain in compliance with our financial covenants under our debt facilities; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein, and in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Contact:

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com